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                                                                      EXHIBIT 11

                              APPLE COMPUTER, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

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                                                                                  FISCAL YEARS ENDED
                                                                      -------------------------------------------
                                                                      SEPTEMBER 26,  SEPTEMBER 27,  SEPTEMBER 29,
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
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PRIMARY EARNINGS (LOSS) PER SHARE
  Net income (loss).................................................    $  (1,045)     $    (816)     $     424
  Shares
    Weighted average number of common shares outstanding (in
      thousands)....................................................      126,062        123,734        121,192
    Adjustment for dilutive effect of outstanding stock options (in
      thousands)....................................................           --             --          1,855
    Weighted average number of common and common equivalent shares
      used for primary earnings (loss) per share (in thousands).....      126,062        123,734        123,047
Primary earnings (loss) per common and common equivalent share......    $   (8.29)     $   (6.59)     $    3.45

FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Net income (loss).................................................    $  (1,045)     $    (816)     $     424
  Shares
    Weighted average number of common shares outstanding (in
      thousands)....................................................      126,062        123,734        121,192
    Adjustment for dilutive effect of outstanding stock options (in
      thousands)....................................................           --             --          2,076
    Weighted average number of common and common equivalent shares used for fully diluted earnings (loss) per share (in
      thousands)....................................................      126,062        123,734        123,268
Fully diluted earnings (loss) per common and common equivalent
  share.............................................................    $   (8.29)     $   (6.59)     $    3.44
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